UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

BERRY PETROLEUM COMPANY
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, SUITE 3700, DENVER, COLORADO, 80202 (Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Berry Petroleum Company (the “Company” or “Berry”) stockholders voted on three proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2012.

Proposal 1

Berry stockholders elected ten individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Broker Non-Votes
Martin H. Young, Jr.	43,494,047	635,949	4,730,007
Robert F. Heinemann	43,205,519	924,477	4,730,007
Ralph B. Busch, III	42,393,577	1,736,419	4,730,007
William E. Bush, Jr.	42,487,161	1,642,835	4,730,007
Stephen L. Cropper	43,388,840	791,156	4,730,007
J. Herbert Gaul, Jr.	43,496,574	633,422	4,730,007
Stephen J. Hadden	43,701,400	428,596	4,730,007
Thomas J. Jamieson	42,988,488	1,141,508	4,730,007
J. Frank Keller	43,423,001	706,995	4,730,007
Michael S. Reddin	43,636,384	493,612	4,730,007

Proposal 2

Berry stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,571,974	431,469	4,356	—

Proposal 3

The advisory vote by Berry stockholders on executive compensation was as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,084,228	2,017,521	2,176,043	4,730,007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

	By:	/s/ Davis O O’Connor
Davis O O’Connor
Corporate Secretary

Date: May 21, 2012